Exhibit 10.1

CLASSIC PIPELINE & GATHERING, LLC

1301 McKinney, Suite 2100

Houston, Texas 77010

(713) 588-8300

Service Agreement

May 1, 2014

Classic Hydrocarbons Operating, LLC

1301 McKinney, Suite 2100

Houston, TX 77010

Re:	Natural Gas Midstream Services Agreement

General Terms and Conditions dated May 1, 2014

Between Classic Pipeline & Gathering, LLC (Gatherer) and

Classic Hydrocarbons Operating, LLC (Producer)

Gentlemen:

This Service Agreement is agreed to by the Parties under the terms and conditions of the above General Terms and Conditions (the “General Terms”). Each capitalized term used but not otherwise defined herein shall have the meaning given to it in the General Terms. Pursuant to the terms and conditions of the General Terms, Producer agrees to deliver to the Receipt Point(s) and to receive at the Delivery Point(s), and Gatherer agrees to receive at the Receipt Point(s), gather and redeliver to the Delivery Point(s) Gas volumes and quantities as follows, subject to operational variances and Gatherer’s System Capacity:

Receipt Point(s): See Exhibit A attached hereto. Downstream Flange of Gatherer’s Meter Stations where Gatherer connects Producer’s Gas at locations in Panola and Shelby Counties, Texas. The Meter Stations will be located at mutually agreeable locations adjacent to Gatherer’s existing facilities. Producer will be responsible for the cost of all required facilities located upstream of the Receipt Point and will reimburse Gatherer for the actual cost of the Receipt Point installation and any required meter modifications or installations incurred during the Effective Period.

Delivery Point(s): See Exhibit B attached hereto.

Gathering Fee: $0.30 / MMBtu shall be assessed on Producer’s Allocated Actual Quantities attributable to the Receipt Point(s) from the wells within the Contract Area (as set forth on Exhibit A attached hereto). The Gathering Fee set forth above shall be adjusted upward only, and annually on each May 1, beginning May 1, 2015 by multiplying the Gathering Fee by the sum of (i) one, plus (ii) 3.5%.

Compression Fee and Fuel: Producer will pay Gatherer, (i) in-kind, its allocated share of compressor fuel, and (ii) $0.07 per MMBtu per stage of compression actually utilized to move Producer’s Gas from Receipt Point(s) to Delivery Point(s), or from Delivery Point(s) to the Transporter(s). Such Compression Fee shall be assessed on Producer’s Allocated Actual

Quantities attributable to the Receipt Point(s) from the wells within the Contract Area. The Compression Fee set forth above shall be adjusted upward only, and annually on each May 1, beginning May 1, 2015 by multiplying the Compression Fee by the sum of (i) one, plus (ii) 3.5%.

Contract Quantity (MMBtu/Day): Producer shall deliver all of Producer’s Delivery Capacity, up to the physical meter capacity for each Receipt Point, from the wells committed and dedicated hereunder during the Effective Period. In the event Producer’s Delivery Capacity is greater than the applicable meter capacity, Shipper and Gatherer shall negotiate terms to expand measurement and/ or gathering and compression capacities in order to receive Producer’s gas.

Service Agreement
May 1, 2014

Effective Period: From May 1, 2014 and continuing for an initial term of nine (9) years and eight (8) months through December 31, 2023 (“initial term”), and year to year thereafter, until terminated by either Party upon at least one hundred and eighty (180) Days advance written notice prior to the end of the initial term or any additional one (1) year term thereafter. Dedication: Subject to the terms and conditions of Section 13 of the General Terms, Producer hereby exclusively commits and dedicates to Gatherer for the performance of Midstream Services under this Service Agreement and the General Terms, without other disposition (i) all of Producer’s acreage, leases and leasehold rights, and Producer’s Delivery Capacity from Producer’s wells located on the Contract Area acreage connected upstream of the Receipt Point(s) of Gatherer, and (ii) all Gas produced from the acreage, leases and leasehold rights within each Contract Area owned or controlled by Producer (e.g., as lessee, joint owner, joint venture or as operator), and all production therefrom, both present and future, whether now or hereafter developed thereon. Producer covenants to deliver or cause to be delivered to Gatherer at the Receipt Point(s) all of Producer’s Delivery Capacity without other dispositions, except as otherwise provided in Section 13.4 of the General Terms. This dedication creates a real property right and covenant running with the lands, acreage, and leases committed and dedicated hereunder.

MISCELLANEOUS TERMS & CONDITIONS AND SPECIAL PROVISIONS

1. All Gas delivered by Producer and received by Gatherer at the Receipt Point(s) will meet or exceed the quality specifications as set forth in Section 8 of the General Terms.

2. In the event of any inconsistency between the provisions of any Service Agreement(s) and the General Terms, the provisions of the Service Agreement will prevail for the purposes of the relevant transaction.

Service Agreement
May 1, 2014

If you are in agreement with the above, please so indicate same by signing in the space provided below and by returning one (1) copy of this Service Agreement to me at the letterhead address above.

Very truly yours,

CLASSIC PIPELINE & GATHERING, LLC
a Texas limited liability company

By:	/s/ Larry R. Forney
Larry R. Forney
Chief Operations Officer

AGREED TO AND ACCEPTED THIS

1st day of May 2014

CLASSIC HYDROCARBONS OPERATING, LLC
a Delaware limited liability company

By:	/s/ John A. Weinzierl
John A. Weinzierl
President

Service Agreement
May 1, 2014

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me on the 1st day of May, 2014 by Larry R. Forney, Chief Operations Officer of Classic Pipeline & Gathering, LLC, a Texas limited liability company, on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Houston, Texas, on the day and year first above written.

Notary Public in and for the State of Texas

/s/ Wendi Cole

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me on the 1st day of May, 2014 by John A. Weinzierl, President of Classic Hydrocarbons Operating, LLC, a Delaware limited liability company, on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Houston, Texas, on the day and year first above written.

Notary Public in and for the State of Texas

/s/ Wendi Cole

Service Agreement
May 1, 2014

Exhibit A

“Contract Area” and “Receipt Point(s)”

All of Shipper’s Gas from wells operated by Shipper in Panola and Shelby Counties, Texas, from the following Texas Railroad Commission designated Units.

Texas Railroad Commission designated Units located north of the Sabine River:

Weiner Estate A

Weiner Estate B

Weiner Estate C

Weiner Estate D

Weiner Estate E

Weiner Estate F

Weiner – Micher

Sempra Energy

Frost – Tenaha

Texas Railroad Commission designated Units located south of the Sabine River:

May	Cockrell
Spurlock	Freeman et al
Frost Lumber	Brooks
R&M Farms	J B Price
Oxsheer	J S Price
E.O Rushing	Pickering Lumber
Smith - Price	E L Lowe
David Dunham	Horowitz
W M Taylor	Joaquin
D R Taylor	Hardin – Simmons
Eddins	Jireh
Alice Johnson	Pridgen
Trinity	Batts
Ellington	Rushing
Case	J W Hanson
North Naquin	J S Price B
South Naquin	Gordon - Armstreet
Preston - Hart	Charles Childress
Richards	R W Ellis
Whiddon

Service Agreement
May 1, 2014

Exhibit B

“Delivery Points”

Transporter Name	Delivery (Sales) Point(s)	Meter Number
Regency	WM Taylor 1	049919
Regency	D. Brooks 1	049930
Regency	Texas Company 1	049925
Regency	Charles Childress 1	049917
Regency	Cook	049910
Regency	Lowe 2	049920
Regency	JS Price 2&6	049912
Regency	Garrett Sales	049922
Regency	Price 11	049913
Regency	WM Taylor 2 Haynesville	049953
Regency	WM Taylor 2	049906
Regency	JS Price 4, 8, 9	049911
Regency	Crosstex - Pickering	049940
Regency	Rushing 1&2	049924
EnBridge	Whiddon 2	021887
EnBridge	Finklea	021379
EnBridge	Oxsheer	015549
Enbridge	May-Dunham	TBD
TPF Services	Jirah 2	10013
DCP Midstream	David Dunham 1	04801298
DCP Midstream	Joaquin West	04201300
DCP Midstream	Joaquin West	04201299
DCP Midstream	Yellow Dog	04801550
DCP Midstream	Yellow Dog	04801552